Exhibit 10.42

IN ACCORDANCE WITH ITEM 601(b) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION (THE “CONFIDENTIAL INFORMATION”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED. THE CONFIDENTIAL INFORMATION IS DENOTED HEREIN BY [*****].

AMENDMENT NO. 7 TO THE
NONEXCLUSIVE VALUE ADDED DISTRIBUTOR AGREEMENT

This Amendment No. 7 ("the Amendment") to the Nonexclusive Value Added Distributor Agreement by and between ScanSource, Inc. ("Distributor"), a South Carolina corporation with a place of business at 6 Logue Court, Greenville, South Carolina, 29615, and Cisco Systems, Inc., a California corporation having its principal place of business at 170 West Tasman Drive, San Jose, CA 95134 ("Cisco"), is effective as of the date of last signature below (the "Amendment Effective Date"). All capitalized terms contained herein shall have the same meaning as the terms defined in the Agreement unless specifically modified in this Amendment.

WHEREAS, Cisco and Distributor previously entered into a Nonexclusive Value Added Distributor Agreement dated January 22, 2007, as amended (the "Agreement"); and

WHEREAS, Cisco and Distributor desire to extend the Term of the Agreement;

NOW THEREFORE, in consideration of the covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by all of the parties to this Amendment, Cisco and Distributor hereby represent, covenant and agree as follows:

1.
The attached Exhibit I (Direct Value Add Distributor Program Terms and Conditions) is hereby added to the Agreement. For the avoidance of doubt, this program is sometimes also referred to as Channels Booking Neutrality or “CBN”.

2.
This Amendment may be executed in one or more counterparts, each of which when so executed and delivered will be an original and all of which together will constitute one and the same instrument. Facsimile signatures and electronic signatures will be deemed to be equivalent to original signatures for purposes of this Amendment.

3.	All other terms of the Agreement remain the same. Capitalized terms in the Amendment shall have the same meaning as those terms have in the Agreement.

IN WITNESS WHEREOF, the parties hereto have each duly executed this Amendment effective as of the Effective Date. Each party warrants and represents that its respective signatories whose signatures appear below have been and are, on the date of signature, authorized to execute this Amendment.

Cisco Systems, Inc.                ScanSource, Inc.

By:     /s/ Phil Lozano                By:     /s/ Ansley M. Hoke

Name:    Phil Lozano                Name: Ansley M. Hoke

Title:    Director, Finance             Title: VP Merchandising, ScanSource Catalyst

Date:    October 8, 2014                Date:     10/7/14

Exhibit 10.42

EXHIBIT I
Direct Value Add Distributor ("DVAD") Program Terms and Conditions

DISTRIBUTOR ("DVAD") PROGRAM

1.
The Program is focused on establishing new business practices between Cisco and its distribution base for high-value project based business, as defined herein. The parties agree that Distributor may participate in the Program in the Territory, subject to the terms and conditions of these Terms and Conditions. Distributor agrees to comply at all times with the then-current DVAD Program (also referred to as the "CBN" or Channels Booking Neutrality program) guidelines and policies published by Cisco from time to time at https://www.ciscodistributioncentral.com/strategy-and-planning/channel-book-neutrality ("Guidelines"). The parties agree these Guidelines apply specifically to this program and do not alter any of the terms and conditions contained in the Agreement. In case of any conflict between the Agreement and the Guidelines, the Agreement shall control. Cisco will make commercially reasonable efforts to notify Distributor of any change in the Guidelines.

2.	[*****].

3.	Order Qualification Requirements: [*****]

4.
[*****] All sales made by Cisco under the Program are final. In addition, Distributor shall not fulfill Program Orders from Distributor's inventory. [*****] Cisco reserves the right to request, and Distributor agrees to promptly furnish, any supporting documentation related to Orders placed under the Program, including, without limitation, the purchase orders or purchase contracts between the Distributor and Reseller for the relevant Product contained in an Order. If Cisco reasonably believes that Distributor has used the Program to procure inventory, or has otherwise abused the Program, Cisco may immediately terminate Distributor’s participation in the Program.

5.	[*****].

6.
For each Order submitted under the Program, Distributor shall, upon request from Cisco, submit to Cisco copies of the relevant shipping documents showing Distributor's shipment of the Product to either the applicable reseller or End User. Cisco acknowledges that, where Distributor is the importer of record, Distributor may need to perform staging activities as it relates to Product purchased under the Program.

7.
Participation in the Program does not entitle Distributor to any of the benefits provided under Cisco's Channel Programs to Cisco Direct Value Add Resellers ("DVARs") or any other Cisco-authorized resellers.

8.
Term: These Terms and Conditions are coterminous with the Agreement. Cisco is under no obligation to develop any kind of program, or modify any ordering processes, as a result of the Program. Participation in the Program is at Distributor's expense. Cisco will not be responsible for any costs incurred by Distributor as a result of the Program. Distributor further acknowledges and agrees that Cisco may modify or terminate the DVAD Program at any time, with no less than [*****] days advance notice to Distributor.